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                                                                    EXHIBIT 10.3

                                (EXHIBIT "A")
                             DISTRIBUTOR AGREEMENT


         THIS AGREEMENT, is made this 7th day of March, 1997, between HealthTronics, Incorporated, a corporation created and existing under the laws of the State of Georgia, with its corporate address at 13 West Park Square, Suite B, Marietta, Georgia 30060 (hereinafter "HI"), and U.S. Lithotripsy, LP or it's assigns, a Limited Partnership created and existing under the laws of the State of Texas, with its corporate address at 800 West Arbrook, Suite 320, Arlington, Texas 76015 (hereinafter "USL").

RECITALS:

         A. HI distributes urological equipment including extracorporeal shock wave lithotripters and other high technology medical devices as well as accessories, supplies, consumable, and renewal parts.

         B. USL is in the business of providing equipment for use in the treatment of renal lithiasis patients within the guidelines of the approved FDA protocol for the Equipment as defined in paragraph 2(d) below.

         C. HI desires to increase its potential for sales of Equipment in various territories.

         D. HI desires to assure proper service of Equipment sold by USL.

         E. HI and USL desire that USL promote and increase the sales and use of HI Equipment in the Licensed Area.

         F. HI owns all of the Proprietary Rights to distribute and sell the Equipment within the United States of America.

         G. USL has agreed to obtain from HI and HI has agreed to grant to USL an exclusive license to sell, distribute, use, lease, rent, and franchise the Equipment in the Licensed Area.

         NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants set forth herein and for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, HI and USL agree as follows:

         1. RECITALS. The above Recitals are true and correct and are incorporated herein by reference.

         2. DEFINITIONS. For the purpose of this Agreement, the following terms shall have the definitions set forth below:



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         a.  "HI" shall mean HealthTronics, Incorporated, a corporation created and existing under the laws of the State of Georgia, with its corporate address at 13 West Park Square, Suite B, Marietta, Georgia 30060.

         b. "USL" shall mean U.S. Lithotripsy, LP, a limited partnership created and existing under the laws of the State of Texas, with its corporate address at 800 West Arbrook, Suite 320, Arlington, Texas 76015.

         c. "HMT" shall mean High Medical Technologies, the manufacturer of the Equipment and a foreign corporation created and existing under the laws of Switzerland, with its corporate address at Bachstrasse 8, CH-8280 Kreuzlingen, Switzerland.

         d. "Equipment" shall mean shock wave lithotripters that perform extracorporeal urological lithotripsy treatment for renal lithiasis patients, currently called the LithoTron(TM), which includes a shock wave system, a multi-functional 3-axis treatment table, compatible C-arm, five (5) electrodes, currently called NewTrode(TM), parts and components, accessories for stone focusing and patient positioning and all future models, upgrades, improvements, versions, designs, alterations.

         e. "Improvements" shall mean all improvements or alterations related to the Equipment, as defined in paragraph 2(d) above, or the design, manufacture, use or sale thereof, which may be conceived, acquired or developed and which will be brought to the market of the United States of America.

         f. "Defective Parts" shall mean any part or component of the Equipment that breaks or fails to function properly within a period of three hundred and sixty five (365) days after the date of installation. Equipment purchased by USL may be tested, at USL's option, at the HI facility.

         g. "Proprietary Rights" shall mean all patents, patent applications, patentable ideas, trade secrets, Confidential Information, know-how, and other proprietary or valuable information relating to the design, manufacture and use of the Equipment including all rights that HI has with respect to the Equipment under license from a third party, and including similar additional rights hereafter generated or acquired by HI, including all rights and patents, patent applications, and patentable information for improvements in the Equipment.

         h. "License" shall mean the licenses granted by HI to USL, including the license granted by this Agreement for the Licensed Area, as well as the licenses granted subsequently by written agreement between the parties for other Licensed Areas.

         i. "Licensed Area" shall mean the states of Texas, Arkansas, Oklahoma, New Mexico, Colorado, Kansas, Nebraska, Missouri, Alaska, Arizona, California, Hawaii, Idaho, Montana, Nevada, Oregon, Utah, Washington, and Wyoming in the United States of America and all other territories subsequently licensed by HI to USL pursuant to a written agreement.



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         j. "Confidential Information" shall mean any and all information shared between the parties regarding the patents, improvements, know-how, Proprietary Rights, technical or commercial matters derived from negotiation and performance of this Agreement, including but not limited to software programs, manuals, documentation, reports, business plans, finances, investors, licensees, officers, directors, and other proprietary and business information, except that no information shall be deemed confidential if (i) it is or, through no fault of the receiving party, becomes available to the public and, therefore, part of the public domain; (ii) is already known to, or has been independently developed by, the receiving party as evidenced by its written documents on hand; or (iii) becomes lawfully available to the receiving party from an outside source.

         k. "National Account" shall mean any company and/or lithotripsy provider other than USL that own and/or operate four (4) or more lithotripters in more than one (1) State.

         l. "Effective Date" shall mean the day, month and year that the United States Food and Drug Administration (FDA) grants to HI a full and unrestricted approval for the sale and use of the Equipment within the boundaries of the United States of America.

    3. GRANT OF LICENSE.

         a. Exclusive License. HI herein grants to USL or its assigns the exclusive right to sell, lease, distribute and use the Equipment specified in paragraph 2(d) of this Agreement, within the Licensed Area as described in paragraph 2(i) of this Agreement and all Licensed Areas agreed upon in writing in the future. Should HI become aware of a prospective customer in the Licensed Area specified in paragraph 2(i), HI will advise customer to contact USL directly. HI will also immediately notify USL of said prospective customer. Should USL become aware of a prospective customer in a State that is not within the Licensed Area specified in paragraph 2(i), USL will immediately advise said prospective customer to contact HI directly. USL will also immediately notify HI of any such prospective customer.

         b. Non-exclusive License. HI hereby authorizes USL or its assigns the right to sell, lease, distribute and use the Equipment, specified in paragraph 2(d) of this Agreement, in those States that are not within the Licensed Area, as described in paragraph 2(i) of this Agreement, provided however that any such sale, lease, distribution or use has the express written approval of HI's President. HI and USL will keep each other appraised of any prospective customer, contact and/or effort being made in those States that are not within the Licensed Area in an effort to avoid conflicts and duplication. In any such case of conflict, the ruling of HI will be binding and final.

         c. Trademarks. HI hereby grants to USL the exclusive right to use HI's name, trademarks, labels, and other advertising media in connection with the marketing, sale, lease, sublicense, franchise and use of the Equipment in the Licensed Area.

         d. Franchise Rights. HI hereby grants to USL the exclusive right to franchise and distribute the Equipment in the Licensed Area subject to the terms and conditions of this Agreement.



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         e. Sublicenses. Upon the prior written approval of HI's President, which approval may not be unreasonably withheld, USL may grant to third parties sublicenses of the license and other rights obtained by USL hereunder, so long as any such sublicensee agrees in writing to be bound by the terms of this Agreement. Having given its prior written approval of any such sublicense, HI agrees to honor any and all written agreements between USL and its sublicensees in accordance with this Agreement.

         f. Equipment Software and Information. HI hereby grants to USL a nonexclusive license in such software, manuals and other documentation that HI has in conjunction with the Equipment actually sold to USL and which are incident to the use of the Equipment. This license is solely for the purpose of providing and sublicensing said software materials to the ultimate user of the Equipment for use with the Equipment; provided, however, that HI shall provide to USL through this non-exclusive license all software, manuals and other documentation with respect to the Equipment which HI generally provided to its direct customers or similar distributors. Notwithstanding the foregoing, such programs and materials shall remain the property of HI and USL shall not (i) supply any such software or other materials without first obtaining a sublicense agreement signed by the user of the software or materials, (ii) make any changes in such software or materials, or (iii) authorize or otherwise permit its customers or other third parties to infringe on HI's intellectual property rights in software and materials.

         g. Improvements. HI hereby grants USL an exclusive license to the Improvements and for the Licensed Area. HI and USL each agree to disclose to the other the Improvements of which they become aware. Each party grants to the other the right to reasonable access to and inspection of its facilities and that of its vendors and subcontractors, and will make all personnel involved with the subject of the other's inquiries available to such other party for cooperation, questioning, demonstration and explanation. Each party shall cooperate fully and timely in providing and executing all documents and things necessary to perfect the rights and licenses granted under this Agreement, and to enforce those rights and licenses.

         h. Service. HI hereby grants USL the exclusive right to provide service for all Equipment actually sold, leased, franchised, sublicensed, distributed, or used by within USL's Licensed Area.

    4.   HI'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

         a. Authority. HI hereby represents, warrants and covenants to USL that it is a corporation duly organized and existing in good standing under the State of Georgia, that it has the authority to enter into and perform this Agreement, and that no other individual or entity has the authority to enter into and perform this Agreement. Further, HI has the right, through its agreement with HMT, to enter into this Agreement for this Licensed Area and that by entering into this Agreement with USL, will not constitute a default under HI's agreement with HMT for distribution rights in this Licensed Area.

         b. No Conflict or Breach. The execution, delivery and performance of this Agreement by HI does not conflict with or constitute a breach or default by HI under any other agreements to which it is a party or by which it is bound.



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         c. Proprietary Rights. HI hereby represents, warrants and covenants that it is licensing to USL the Proprietary Rights and Licenses to the Equipment free and clear of all liens, charges or encumbrances, and that HI has the full right, power and authority to grant and enforce the licenses granted hereunder. The Proprietary Rights included that know-how, trade secrets and confidential material presently existing and hereafter coming into existence for the Equipment.

         d. Approval. The execution, delivery and performance of this Agreement has been approved by HI.

         e. Disclosure. HI has disclosed, or will disclose, to USL all information relating to the Equipment, and the Proprietary Rights necessary for USL to conduct its anticipated business of marketing, selling, leasing, distributing, licensing, franchising, installing, training and using such Equipment. HI shall continue to provide USL with such additional information relating to such Equipment, any Improvements and any and all other Licensees and/or Franchisees as they become available to HI or which USL, in good faith, reasonably requests.

         f. Warranties. All Equipment purchased from HI under the terms and conditions of this Agreement shall have a twelve (12) month warranty from the date of installation for all parts and labor. A copy of the warranty shall be attached to each unit of Equipment.

         g. Equipment. HI hereby warrants that each unit of Equipment shall be free of material defects upon delivery to USL, and shall be capable of being installed and adjusted to perform in accordance with HI specifications. HI shall either repair or exchange any defective part or component of the Equipment as soon as practicable, but not later than two (2) weeks from written notification of defect or needed repair. All parts so replaced shall be the property of and shall be returned to HI.

         h. Warranties Assigned. HI hereby assigns to USL the Warranties provided by HMT for the manufacturing of the Equipment. HI further assigns to USL the Warranties provided by the manufacturers of components of the Equipment manufactured by parties other than HMT, if any, which components may include (but shall not necessarily be limited to) shockproof cables, motors, generators, spark plugs, and membranes.

         i. Governmental, Regulatory and Other Approval. It is the responsibility of HI to see that the engineering, design, and manufacture of the Equipment are completed in compliance with required governmental, regulatory, and any and all other approvals required in the Licensed Area. It is the responsibility of HI to work with USL to obtain the necessary governmental, regulatory, and any and all other approvals on marketing, selling, leasing, distributing, licensing, franchising, installing, training and using the Equipment in the Licensed Area.

    5.   HI RESPONSIBILITIES.

         a. Training. HI shall train technical, service and training personnel to be designated by USL. Such training shall be conducted at a location chosen by HI and at



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                                   [TO COME]


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6. USL's RESPONSIBILITIES.

         a. Promotion. USL shall devote its best efforts to promote the sale, lease, franchise and use of the Equipment in the Licensed Area and shall exercise the highest standards of expertise and professionalism to ascertain the needs of customers to fulfill customer requirements.

         b. Sales and Service Organizations.

            (1) USL shall maintain an adequate and properly trained sales organization qualified to sell the Equipment and a service organization trained and qualified to install, train and service the Equipment.

            (2) Within fourteen (14) days of USL's written request that HI train USL's service and training personnel, HI shall notify USL of the date, time, and location of the training course or courses available to such personnel. Until the time that such course(s) are available and completed, HI will provide the required service and training at no cost to USL. An authorized representative of USL shall be allowed to accompany such service and training personnel. All revenues generated from such service work will remain the sole property of USL.

         c. Installation. USL shall install all Equipment placed in a location within the Licensed Area by USL in accordance with HI's recommended installation procedures. Installation shall include unpacking, assembly, testing, calibration, and other procedures required to prepare the Equipment for use in accordance with HI's specifications, manuals, guidelines and normal practices and industry standard. Proper documentation, manuals, and other relevant documents shall be provided by HI for all new models or significant upgrades.

         d. Service. USL shall assume responsibility for and render service, including warranty service, on all Equipment placed in a location within the Licensed Area by USL. Any services supplied by USL shall be performed in a manner which ensures that the Equipment is free of material defects in materials or workmanship and IS operating to the manufacturer's specifications.

         e. Training. USL shall assume responsibility for and provide all training, other than that as outlined in Paragraph 6 b.(2), on all Equipment placed in a location within the Licensed Area by USL. Any training supplied by USL shall be performed in a manner which encourages that the Equipment will be used in a safe and practical manner in accordance with the manufacturer's specifications.

         f. Parts. USL agrees to purchase, at a reasonable price, exclusively from HI those parts which are integral components of the Equipment. USL shall in no event resell parts except as required in the provision of service within the Licensed Area pursuant to this Agreement.

         9. Safety. USL shall follow HI's procedure for instructing customers with regard to the safe and competent operation of the Equipment, to ensure, to the extent possible, their operation in strict compliance with established safety procedures and applicable laws and governmental regulations. USL shall report promptly to HI any incidents it may



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detect or learn about concerning customers who are operating Equipment without safety devices. USL shall notify the FDA of any adverse patient incidence(s) as required by the FDA. HI WILL provide USL with available relevant instructional material which it distributes to its customers.

         h. No Modifications. USL shall not, without HI's prior written consent, modify or change in any way any feature of the Equipment, and shall not in any event modify or remove any safety device or part. If any such modifications are made by USL (whether with or without the consent of the owner or operator of the Equipment), USL shall indemnify and hold HI harmless.

         i. Regulatory Compliance. USL shall strictly comply with all governmental rules, orders, regulations, and laws pertaining to the installation, maintenance, modification, service, or sales of the Equipment and only accept orders for the Equipment which have received the necessary approvals from the governmental body with jurisdiction to regulate to use of such Equipment. In accepting such orders or undertaking such compliance, USL shall be entitled to rely on the representation of HI with respect thereto as set forth in Paragraph 40(j). In addition, USL shall promptly and timely comply with each and every reasonable request that may be made by HI pursuant to any federal, state, or local law or regulation thereof.

         J. Reports. Subject to the confidentiality provisions of this Agreement, USL shall

            (1) immediately advise HI whenever the prices, deliveries, terms, or other conditions offered by HI are, in USL's opinion not competitive in the marketplace;

            (2) immediately notify HI if it becomes aware that any Equipment or unit thereof is exhibiting or has exhibited any unusual operating peculiarity; and

            (3) immediately notify HI if it becomes aware of any infringement of HI's trademarks, copyrights, patents, or other intellectual property rights, or if it becomes aware that any HI label, plaque or other identifying mark on any Equipment or material has been removed, destroyed or defaced.

         k. Inspections. Upon request by HI, USL shall use its best efforts to aid HI in inspecting the Equipment installed by USL on customer's premises.

         l. Sales Leads. USL shall immediately notify HI of all sales leads and inquiries concerning the Equipment developed or received from customers/prospects, whether within or without the Licensed Area, which USL is unable to serve for any reason whatsoever, and authorizes HI or its designee to market Equipment to such customers or prospects.

         m. Conflict of Interest. Should USL enter into an agreement with anyone other than HI relating to the sales, distribution, lease, manufacture or use of a shock wave lithotripter competitive to the Equipment, such action will constitute a breach of this Agreement.



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    7. PRICES AND TERMS.

         a. Orders and Acceptance. All orders for Equipment shall be submitted in writing to HI at its office Marietta, Georgia, and shall be subject to and governed by the provisions of this Agreement. Orders shall specify the purchase order number, requested model number, requested delivery date, and shipping instructions, and shall contain no contingencies.

         b. Takedown. Within three hundred sixty-five (365) days after the Effective Date of this Agreement USL shall submit purchase orders, the required down payments and USL's requested delivery schedules on a minimum of twelve
(12) units of the Equipment. It is also agreed by both USL and HI that any delivery of Equipment within the Licensed Area through sources other than the Exclusive Licenses granted to USL by this Agreement (i.e. National Accounts) shall be considered a credit toward the number of units required by this section. If the stated number of units required by this section is not achieved within three hundred and sixty five (365) days from the Effective Date of this Agreement, both USL and HI agree to review the states in which USL has the Exclusive License as defined in this Agreement.

         c. Delivery. HI shall make its best effort to deliver all orders for Equipment made by USL on the requested delivery date, but no later than a reasonable time frame after the requested delivery date. It is also agreed that if HI's delivery time extends beyond the requested delivery date, USL will nonetheless be deemed to have complied with its requirements, provided the purchase order and required down payment in question was submitted within the time period as described in paragraph 8(b) above.

         d. Product Prices. HI agrees that the price to USL for Equipment shall be equal to that which HI pays for the same, which includes payments by HI to HMT, related entities, and shipping costs (F.O.B. hospital). These prices are currently shown on the USL Price List attached hereto as Exhibit 1 as revised from time to time. A violation of this provision by HI will require reimbursement to USL equal to the difference in the price HI paid for the Equipment and the price at which HI offered the Equipment to USL, or may be treated as a breach of this Agreement, at USL's option. Any such reimbursement must be paid within thirty days of HI's receipt of notification of the violation. The Retail Price to USL's customers within the Licensed Area shall be established and controlled by USL, as shown on the USL Price List as revised from time to time. For the term of this Agreement, prices to USL shall be based on the USL Price List attached hereto as Exhibit 1, and may be increased only upon ninety (90) days prior written notice to USL. Price increases will not apply to those purchase orders and related down payments that have been received by HI prior to the written notice or to those purchase orders and related down payments that are received prior to the price increase. Any decrease in the price to USL shall become effective immediately and will apply to any purchase orders from that day forward.

         e. Additional Charges.

            (1) Technical Support. If USL is in need of technical support, it may request such support from HI. Charges for technical support shall be as follows: USL shall pay 75% of HI's then current time and materials charges for support provided. If



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HI purchases labor from USL, the same charges will apply. If HI cannot supply technical support on a timely basis (3 days from request unless the Equipment is rendered nonfunctional and the user requires more prompt assistance), then USL shall have the right to obtain such technical support from any other available source.

         (2) Other Services. Except as expressly provided by this Agreement, all other services provided by HI (including but not limited to, additional Equipment testing conducted at USL's request) shall be billed to USL at HI's then current time and materials rates.

         f. Payment Terms. The terms of payment applicable to sales to USL shall be

         EQUIPMENT
         ---------

         USL shall pay HI 25% of the Price to USL, as outlined in the attached USL Price List incorporated into this Agreement as Exhibit 1, with USL's purchase order and requested delivery schedule.

         USL shall pay HI 50% of the Price to USL, as outlined in the attached USL Price List, upon delivery of the Equipment outlined in USL's purchase order.

         USL shall pay HI 25% of the Price to USL, as outlined in the attached USL Price List, following installation of the Equipment delivered.

             PARTS AND OTHER FEES AND CHARGES
             --------------------------------

             Net 90 days from invoice date, with a 2% discount for payment in full within 30 days.

         g. Past-Due Amounts. Should it become necessary to place USL's account with a collection agency, or with attorneys for collection or legal action to enforce payment of any amount owed HI, USL agrees to pay all costs of collection, including, but not limited to reasonable attorneys' fees and court costs.

         h. Special Prices or Terms. Any special prices, deliveries, terms, or other conditions sought by USL to meet competition in any single case must be conveyed to HI in writing for approval by an officer of HI, or his designee, and shall be limited to that case and not constitute a precedent.

    8.   TERM AND TERMINATION.

         a. Term. Unless sooner terminated as provided in this paragraph, this Agreement shall be effective as of the date this Agreement is made by the authorized signatures of both USL and HI and shall continue in effect until July 1, 2006, and (unless terminated by either party on written notice provided thirty (30) days prior to the expiration of the then current term or renewal term) shall be automatically renewed for an unlimited number of additional one-year renewal terms.



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         b. Termination. If either party shall default materially in the performance or observation of any of its obligations under this Agreement, and such default shall continue for one hundred eighty (180) days after written notice specifying such default has been delivered to the other party, the non-defaulting party may terminate this Agreement upon five (5) days written notice delivered to an officer of the defaulting party. Notwithstanding the foregoing, the failure by USL to perform any obligation hereunder relating to payment of money by USL for a period of sixty (60) days after written notice thereof from HI shall constitute a material breach of this Agreement. The effect of the termination of the Agreement by HI shall be that all of the rights granted to USL under Paragraph 3 shall revert to and automatically be fully vested in HI.

         c. EVENTS OF DEFAULT.

            (1) If either party fails to observe or perform any warranty, provision, covenant or condition of this Agreement, and such failure shall continue for more than thirty (30) days after receipt of written notice thereof by the other party; or

            (2) If any assignment is made of this Agreement or the party's business for the benefit of the party's creditors; or

            (3) If any receiver or trustee in bankruptcy or similar officer is appointed to take charge of the party's property, or if the party is adjudicated bankrupt.

         d. If this Agreement is Terminated:

            (1) USL shall permit HI to repurchase any Equipment then in the possession of USL at prices equal to those paid by USL.

            (2) USL shall cease using the name, trademarks and other intellectual property of HI. USL shall return to HI all confidential material in its possession (except that USL may retain only that confidential information as necessary to continue servicing the Equipment owned by USL's customers).

            (3) Termination of this Agreement shall not release either party from its obligation to make payment of any sums due the other hereunder for damages incurred by reason of the other's breach unless agreed to in writing by both parties.

            (4) With respect to orders for Equipment accepted prior to the termination of this Agreement, HI agrees that, if there is a valid and binding obligation of USL to deliver such Equipment, HI will deliver such Equipment notwithstanding the termination. HI shall have the option to perform installation, warranty and maintenance service pursuant to agreements which USL has negotiated with customers concerning such Equipment. If HI does not agree to install or provide warranty and maintenance service with respect to such Equipment, USL may provide such installation, warranty and maintenance service notwithstanding the termination of this Agreement.

            (5) If this Agreement is terminated, USL shall have the right to maintain existing service contracts.



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         e. All of the obligations of HI under this Agreement with respect to warranty shall continue in full force and effect notwithstanding expiration or termination of this Agreement.

         f. If HI is required to take over service of USL's accounts because USL is unable to handle the service, no compensation shall be paid to USL.

    9. FORCE MAJEURE. Neither USL nor HI shall be liable for loss, damage, or delay resulting from any cause whatsoever beyond its reasonable control including, without limitation, acts of God, fire, flood, strike, lockout, factory shutdown or alteration, civil or military authority, or instruction by any federal, state, or local government or any department, agency, or representative thereof, insurrection, riot, war, or embargo.

    10. RISK OF LOSS. Risk of loss or damage to the Equipment, or any part thereof, shall pass to USL upon receipt.

    11. INSURANCE. HI shall carry coverage of no less than $1,000,000 of product liability coverage and shall name USL as an additional insured under such policy. USL shall carry no less than $500,000 of liability insurance covering its activities with respect to the Equipment initially, and will increase such amount to $1,000,000 six (6) months from the Effective Date, and shall name HI as an additional insured under such policy. Both HI and USL shall provide the other with a certificate of insurance to confirm the aforementioned.

    12. NON-SOLICITATION. HI and USL agree that, during this Agreement, including all renewal terms, each party will refrain from directly or indirectly approaching, soliciting, hiring or otherwise retaining or utilizing the services of any person who is an employee of the other party, as hereinafter defined, both directly or indirectly as an agent, partner or joint venture with any third party. As used herein, the term Employee shall mean anyone who works or has worked for the other, during the term of this Agreement and/or any extensions thereof.

    13. ATTORNEY'S FEES. In the event any party hereto brings a lawsuit or arbitration to enforce its rights hereunder, the prevailing party in such lawsuit or arbitration shall be entitled to its costs, including reasonable attorney's fees, in connection therewith.

    14. INDEPENDENT CONTRACTOR RELATIONSHIP. The parties do not intend that this Agreement shall create an employment relationship between them, or provide any party with any agency rights with respect to the other party. Each party agrees that no other party shall have the rights to bind the other party to any obligation or contractual arrangement except as expressly set forth above.

    15.  MISCELLANEOUS.

         a. Communications Channel. Upon execution of this Agreement, each party shall designate a representative with sole responsibility and authority for communicating on behalf of such party with the other party regarding all matters relating to the implementation and performance of this Agreement. Such representative may be



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changed permanently or temporarily by written notice provided in accordance with this Agreement. If a party's representative is or is expected to be unavailable to perform this function any period in excess of one week, the party shall temporarily or permanently appoint a different employee as representative. All communication, to the extent practical, shall be in writing.

         b. Waivers and Modifications. Any modification, addition to or waiver of any of the terms and conditions of this Agreement shall not be effective unless in writing and signed by an authorized representative officer of each party. The terms contained herein shall control, notwithstanding any different or additional terms contained in any document or purchase order submitted by USL. No relaxation, forbearance or indulgence by either party in enforcing any of the terms and conditions of this Agreement or the granting of any time to any other party shall prejudice of restrict the rights and powers of either party hereunder, nor shall any waiver of any breach hereof operate as a waiver of a subsequent or continuing breach hereof.

         c. Notices. Any notice, request, or other communication given hereunder or in connection herewith shall be in writing, delivered in person or sent by facsimile transmission ("fax") or registered postage prepaid to the address of the other party set forth herein or to such address as such party shall have heretofore designated in writing. Such notice, request, or other communication shall be deemed delivered when delivered in person or received, postage prepaid, certified mail, return receipt requested or at the expiration of one day in the case of a fax.

         d. Choice of Law. This Agreement shall be interpreted in accordance with and governed in all respects by the law of the State of Georgia and jurisdiction and venue for all matters regarding this Agreement shall be in Atlanta, Georgia.

         e. Severability. Should any provisions of this Agreement be found invalid or unenforceable by a court or arbitration panel of competent jurisdiction, or by operation of any applicable law, it shall not affect the validity or any other provision contained herein.

         f. Arbitration. If there is any dispute, disagreement or controversy between the parties under this Agreement, the same will be submitted for arbitration in Atlanta, Georgia, or such other location as to which the parties may mutually agree, by the American Arbitration Association, in accordance with its rules and procedures as then in effect, and the resulting decision of the panel of arbitrators will be binding upon the parties hereto and judgment thereon may be entered in the highest court of any forum, state or federal, having jurisdiction thereof. The costs of such arbitration will be allocated by the arbitrators, including attorney's fees.

         g. Integration. This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter and in conjunction with the Entity Interest Agreement executed this same day is intended by the parties as the complete and exclusive statement of their Agreement. The parties shall not be bound by any representation, affirmation of fact, course of prior dealings promise or condition in connection therewith, or usage of the trade not incorporated herein.



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

         h. Headings. The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning of any term or provision hereof.


WITNESSES:                                   HEALTHTRONICS, INCORPORATED


/s/                                    By: /s/ Argil Wheelock, M.D.
---------------------------------------   ----------------------------------
                                          Argil Wheelock, MD
/s/                                       As Chief Executive Officer
---------------------------------------


/s/                                    By: /s/ Roy Brown
---------------------------------------   ----------------------------------
                                          Roy Brown
/s/                                       As President
---------------------------------------

                                             U.S. LITHOTRIPSY, LP

/s/                                    By: /s/ Steven K. House
---------------------------------------   ----------------------------------
                                          Steven K. House
/s/                                       As President
---------------------------------------



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